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                                                                   Exhibit 5.1




March 11, 2003

Family Room Entertainment Corporation
1041 N. Formosa Ave Mary Pickford Bldg. Ste 101
Los Angeles, CA  90046

Dear Sir or Madam:

         We have acted as counsel for Family Room Entertainment Corporation, a New Mexico corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of 21,916,666 shares of Common Stock, par value $ .001 per share, of which 16,666,666 are issuable upon conversion of convertible debentures, 3,250,000 shares are issuable upon the exercise of warrants and 2,000,000 are issuable upon the exchange of restricted shares.

            In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements, certificates and documents (including instruments evidencing or setting forth the terms and provisions of the Convertible Securities) as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

            Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus.

            Very truly yours,

            /s/ Naccarato & Associates



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